United States
                        SECURITIES AND EXCHANGE COMISSION
                              WASHINGTON, D.C.20549

                                    FORM 8-K

                                 CURRENT REPORT
   PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) JULY 8, 2004.
                                                          ------------

                          HEALTH DISCOVERY CORPORATION
                          ----------------------------
             (Exact name of registrant as specified in its charter)

           TEXAS                         333-62216              74-3002154
           -----                         ---------              -----------
(State or other jurisdiction            (Commission            (IRS Employer
      of incorporation)                 File Number)         Identification No.)

                   1116 S. OLD TEMPLE ROAD LORENA, TEXAS 76655
                   -------------------------------------------
               (Address of principal executive offices) (Zip Code)

         Registrant's telephone number, including area code 512-583-4500
                                                            ------------

          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

On the day of July 8, 2004 the Court of Appeals for the Tenth District of the State of Texas granted Health Discovery Corporation's petition for Writ of injunction against Respondents Bill G. Williams, Shirley K. Williams, W. Steven Walker, and Automated Shrimp Corporation and entered the following order.

"We grant the petition for injunctive relief and will issue an injunction--using the terms of the trial court's temporary restraining order--restraining Respondents from selling shares of Relators pending a final decision in the direct appeal, cause No.10-04-00126-CV. No Bond is required of Relator as a condition to the issuance of this injunction"

The terms of the courts Temporary restraing order are "Relator's motion for temporary relief is granted. Respondents, Bill G. Williams, Shirley K. Williams,
W. Steven Walker, and Automated Shrimp Corporation, their agents, servants, employees, affiliates, any person or entity they control, and any person or entity acting in concert with them are hereby commanded to desist and refrain from selling or otherwise transferring or disposing of any share of stock of Health Discovery Corporation from the date of the Court's order granting temporary relief until a final order in Cause No. 10-4-00126-CV, styled Health Discovery Corp. v. Bill G. Williams et al., or until further order of the Court. Id.52.10."

                                   SIGNATURES

         In accordance with the requirement of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            Direct Wireless Communications, Inc.
                                            Registrant

         Date: July 9, 2004                 /s/ David Cooper
                                            -------------------------
                                            Printed Name David Cooper
                                            Title President

         Date: July 9, 2004                 /s/ Robert S. Braswell IV
                                            ----------------------------------
                                            Printed Name Robert S. Braswell IV
                                            Title Secretary